Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On April 26, 2010 (the “Closing Date”), GSE Systems, Inc. (“GSE” or the “Company”), through its wholly owned subsidiary GSE Systems, Ltd., completed the acquisition of all outstanding common stock of TAS Holdings Ltd. (“TAS”).  The purchase price for the common stock of TAS is equal to (i) the Consolidated Net Asset Value of TAS as of March 31, 2010, approximately $592,000, and (ii) four times the adjusted consolidated pre-tax income of TAS for the year ended September 30, 2009, approximately $1.7 million, for a total of approximately $2.3 million.

    On the Closing Date, TAS entered into a sale and leaseback agreement with the former TAS Shareholders.   Under the terms of the agreement, the former TAS Shareholders purchased the building occupied by TAS for approximately $370,000 in cash, which was paid on the Closing Date, and TAS entered into a five-year lease for approximately $31,000 per year, payable in equal monthly installments.  TAS may terminate the lease after April 26, 2013 upon six months’ written notice.

The following unaudited pro forma condensed consolidated financial statements have been derived by the application of pro forma adjustments to our historical consolidated financial statements.  At the time of the acquisition, GSE and TAS had different fiscal year ends.  The unaudited pro forma condensed consolidated balance sheet as of March 31, 2010 is presented as if the acquisition had occurred on March 31, 2010. The unaudited pro forma condensed consolidated income statements for the year ended December 31, 2009 and the twelve months ended September 30, 2009 for GSE and TAS, respectively, and the three months ended March 31, 2010 and December 31, 2009 for GSE and TAS, respectively, is presented as if the acquisition had occurred on January 1, 2009.   The historical unaudited financial information for TAS has been adjusted to reflect certain reclassifications to conform to the Company’s financial statement presentation.  The unaudited pro forma condensed consolidated financial statements do not purport to represent what our results of operations or financial position would have been as if the transaction had occurred on the dates indicated and are not intended to project our results of operations or financial position for any future period or date.

All historical TAS financial data included in the pro forma condensed consolidated financial statements are presented in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). We believe there to be no significant differences between the IFRS financial data presented and accounting principles generally accepted in the United States.  For purposes of the following unaudited pro forma condensed consolidated financial statements, the TAS balance sheet as of March 31, 2010 has been converted at an exchange rate of $1.51/£1, the TAS income statement for the twelve months ended September 30, 2009 has been converted at an average exchange rate of $1.54/£1 and the TAS income statement for the three months ended December 31, 2009 has been converted at an average exchange rate of $1.56/£1.

The unaudited pro forma adjustments are based on estimates, available information and certain assumptions that we believe are reasonable. The pro forma adjustments and primary assumptions are described in the accompanying notes. The unaudited pro forma condensed consolidated financial statements and the related notes should be read in conjunction with the  historical consolidated financial statements and the related notes of TAS included in Exhibit 99.1 of this Current Report on Form 8-K/A and the historical financial statements and accompanying notes of GSE included in our Forms 10-K and 10-Q for the year ended December 31, 2009 and the three months ended March 31, 2010, respectively.

GSE SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2010
(in thousands, except share data)

			Pro Forma
	Historical GSE	Historical TAS	Adjustments		Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$24,222	$166	(492)	(a)	$24,266
			370	(b)
Restricted cash	937	-			937
Contract receivables, net	18,018	423			18,441
Prepaid expenses and other current assets	1,512	124			1,636
Total current assets	44,689	713			45,280

Equipment and leasehold improvements, net	949	435	(370)	(b)	1,014
Software development costs, net	1,934	-			1,934
Goodwill	1,739	-	1,022	(c)	2,761
Other intangible assets, net	-	-	722	(c)	722
Long-term restricted cash	455	-			455
Other assets	588	-			588
Total assets	$50,354	$1,148			$52,754

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,155	$394			$6,549
Accrued expenses	952	214			1,166
Accrued compensation and payroll taxes	1,637	11			1,648
Billings in excess of revenue earned	2,311	-			2,311
Accrued warranty	1,260	-			1,260
Other current liabilities	99	-			99
Total current liabilities	12,414	619			13,033

Other liabilities	159	-	1,105	(d)	1,264
Total liabilities	12,573	619			14,297

Total stockholders' equity	37,781	529	(529)	(e)	38,457
			676	(f)
Total liabilities and stockholders' equity	$50,354	$1,148			$52,754

See accompanying notes to unaudited proforma condensed consolidated financial statements.

GSE SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Historical GSE	Historical TAS
	Year Ended	12 Months Ended	Pro Forma
	12/31/2009	9/30/2009	Adjustments		Pro Forma

Contract revenue	$40,060	$3,707			$43,767
Cost of revenue	29,736	2,466			32,202
Gross profit	10,324	1,241			11,565

Operating expenses
Selling, general and administrative	7,749	833	31	(i)	8,613
ESA related charges	1,508	-			1,508
Depreciation and amoritization	504	77	149	(g)	730

Total operating expenses	9,761	910			10,851

Operating income	563	331			714

Interest income (expense), net	56	(31)	31	(h)	56
ESA related charges	(865)	-			(865)
Gain on derivative instruments	763	-			763
Other expense, net	(397)	-			(397)

Income before income taxes	120	300			271

Provision for income taxes	917	59	(26)	(j)	950

Net income (loss)	$(797)	$242			$(679)

Basic loss per common share	$(0.05)				$(0.04)
Diluted loss per common share	$(0.05)				$(0.04)

Weighted average number of common
shares outstanding:
Basic	16,938		123	(f)	17,061
Diluted	16,938		123	(f)	17,061

See accompanying notes to unaudited proforma condensed consolidated financial statements.

GSE SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Historical GSE	Historical TAS
	3 Months Ended	3 Months Ended	Pro Forma
	3/31/2010	12/31/2009	Adjustments		Pro Forma

Contract revenue	$ 11,208	$ 860			$ 12,068
Cost of revenue	8,063	565			8,628
Gross profit	3,145	295			3,440

Operating expenses:
Selling, general and administrative	2,561	209	8	(i)	2,778
Depreciation	131	24	25	(g)	180

Total operating expenses	2,692	233			2,958

Operating income	453	62			515

Interest expense, net	(2)	(8)	8	(h)	(2)
Loss on derivative instruments	(304)	-			(304)
Other expense, net	19	-			19
Income before income taxes	166	54			228

Provision (benefit) for income taxes	(283)	12	(11)	(k)	(282)

Net income	$ 449	$ 42			$ 510

Basic income per common share	$ 0.02	$ -			$ 0.03

Diluted income per common share	$ 0.02	$ -			$ 0.03
					-
Weighted average number of common
shares outstanding:
Basic	18,932		123	(f)	19,055
Diluted	19,538		123	(f)	19,661

See accompanying notes to unaudited proforma condensed consolidated financial statements.

NOTES TO UNAUDITED PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    Adjustments to the unaudited pro forma condensed consolidated balance sheet as of March 31, 2010 and income statements for the year ended December 31, 2009 and the twelve months ended September 30, 2009 for GSE and TAS, respectively, and the three months ended March 31, 2010 and December 31, 2009, for GSE and TAS, respectively, are presented below:

(a)	Adjustment to reflect the cash payment of $492,000 to the former TAS shareholders as part of the acquisition.

(b)	Adjustment to reflect the former TAS shareholder’s purchase of the TAS office building for $370,000 in connection with the sale leaseback transaction as part of the acquisition.

(c)	Adjustment to record $1.0 million of goodwill and $722,000 of other intangible assets resulting from the acquisition.

(d)	Adjustment to record the remaining payments of $1.1 million due to the TAS shareholders resulting from the acquisition.

(e)	Adjustment to eliminate stockholders’ equity from TAS’s historical balance sheet.

(f)	Adjustment to reflect the issuance of approximately 123,000 shares of GSE’s common stock valued at $676,000 in connection with the acquisition.

(g)
Adjustment reflects amortization expense of $149,000 and $25,000 for the twelve months ended September 30, 2009 and the three months ended December 31, 2009, respectively, attributable to amortizable intangibles acquired as a result of the acquisition.

(h)
Adjustment reflects the elimination of mortgage interest expense of $31,000 and $8,000 for the TAS office building for the twelve months ended September 30, 2009  and three months ended December 31, 2009, respectively.

(i)
Adjustment reflects the yearly rent expense of $31,000 and $8,000 for the twelve months ended September 30, 2009 and three months ended December 31, 2009, respectively, in connection with the sale leaseback transaction of the TAS office building as part of the acquisition.

(j)	Adjustment to reflect the effect on the tax provision for the consolidation of GSE Systems Ltd. for the year ended December 31, 2009 and TAS for the twelve months ended September 30, 2009.

(k)	Adjustment to reflect the effect on the tax provision for the consolidation of GSE Systems Ltd. for the three months ended March 31, 2010 and TAS for the three months ended December 31, 2009.